Exhibit 99.1

ESCROW AGREEMENT

THIS AGREEMENT made and entered into this 4th day of November,  2010, by and between Avarus, Inc.,  whose address is 412 Olive Street, Ste 212, Huntington Beach, CA 92648 (the “Client”); and ClearTrust, LLC, whose address is 17961 Hunting Bow Circle, Suite 102 | Lutz, Florida 33558 (the “Escrow Agent”).

WIT N E S SE T H:

WHEREAS, the Client has established an escrow account in which up to 41,075,000 (the “Funds”) may be deposited, ClearTrust, LLC agrees to serve as Escrow/Placement Agent in accordance with the terms and conditions set forth herein.

WHEREAS, the Client and the Escrow Agent desire to enter into an agreement with respect to the above-described escrow.

NOW, THEREFORE, in consideration of the foregoing and mutual promises and covenants contained herein, it has been and IT IS HEREBY AGREED as follows:

    1.          Establishment of Escrow Account. The parties have established an escrow account with the Escrow Agent and the account shall be located at Synovus Bank, 10820 State Road 54, Trinity, Florida 34655.

    2.          Deposit into the Escrow Account.

DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering costs, and all securities to be issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the Company and to investors, respectively, only after the Company has met the following three conditions: First, the Company must execute an agreement for an acquisition(s) meeting certain prescribed criteria; second, the Company must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions; and third, the acquisition(s) meeting the prescribed criteria must be consummated.

Deposit and investment of proceeds.

i.
All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant pursuant to paragraph (b)(2)(vi) of this section, shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

ii.	Deposited proceeds shall be in the form of checks, drafts, or money orders payable to the order of the escrow agent or trustee.

iii.	Deposited proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the securities.

iv.	Deposited proceeds shall be invested in one of the following:

A.	An obligation that constitutes a "deposit," as that term is defined in section 3(1) of the Federal Deposit Insurance Act;

B.
Securities of any open-end investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3), and (c)(4) of Rule 2a-7 under the Investment Company Act; or

C.	Securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

v.
Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with the provisions of this section. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchasers shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

vi.
The registrant may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by paragraph (b)(2)(i) of this section, exclusive of interest or dividends, as those proceeds are deposited into the escrow or trust account.

Deposit of securities.

i.
All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities. See also Rule 15g-8 of the Exchange Act regarding restrictions on sales of, or offers to sell, securities deposited in the escrow or trust account.

ii.
Securities held in the escrow or trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the escrow or trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder.

iii.
Warrants, convertible securities or other derivative securities relating to securities held in the escrow or trust account may be exercised or converted in accordance with their terms; provided, however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the escrow or trust account.

POST-EFFECTIVE AMENDMENT

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has (have) been executed, Rule 419 requires the Company to update the registration statement of which this prospectus is a part with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

RECONFIRMATION OFFERING

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five  business days by first class mail or other equally prompt means;

(4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after:

(1) The Escrow Agent has received written certification from the Company and any other evidence acceptable by the Escrow Agent that the Company has executed an agreement for the acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and the Company has satisfied all of the prescribed conditions of the reconfirmation offer; and

(2) The acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated or

3.          Discretion of Escrow Agent. The Escrow Agent, in its actions pursuant to this Agreement, shall be fully protected in every reasonable exercise of its discretion and shall have no obligations hereunder either to the Company or to any other party, except as expressly set forth herein and as stated in Rule 419 of the Securities Act of 1933.

It is understood and agreed that the duties of the Escrow Agent are entirely ministerial, being limited to receiving and holding and disbursing such Funds in accordance with this Agreement.

4.          Escrow Fees. The fee of the Escrow Agent is 0.5% of the Funds raised with a minimum fee of $1,500 which minimum fee shall be paid from the first Funds deposited after the minimum offering has been raised.  In addition, all hard costs (wire fees, etc.) shall be deducted from disbursements.

5.          Expenses of Escrow Agent. Escrow Agent does not anticipate any expenses other than hard costs as described above.  In the event Escrow Agent does incur any expenses, Client agrees to promptly reimburse Escrow Agent for its actual costs incurred.

6..         Limitation of Liability of Escrow Agent In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for willful default or knowing violation of law, and it shall, accordingly, not incur any such liability with respect to: (i) any action taken or omitted in good faith upon advice of its counsel or counsel for the Client given with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement; or (ii) any action taken or omitted in reliance upon any instrument, including the written advice provided for herein, not only as to its due execution and the validity and effectiveness of its provisions, but also as the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

7.          Indemnity of Escrow Agent. The Client hereby agrees to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities, attorneys’ fees (even if Escrow Agent represents himself), and expenses, including any litigation arising from this Agreement or involving the subject matter hereof.

8.          Disputes. In the event that a dispute arises as to the terms of this Agreement, the Escrow Agent shall be entitled to deposit, in the nature of any interpleader action, any documents or proceeds then held by such Escrow Agent with any court of competent jurisdiction within the State of Nevada and shall be reimbursed for all its attorney’s fees and costs connected therewith, even if Escrow Agent, as attorney, represents himself.

9.          Entire Agreement This is the entire Agreement of the parties. Any other agreements of any nature whether oral or written not contained herein are expressly made null and void.

10.        Governing Law. This Agreement shall be governed by the laws of the State of Florida.

IN WITNESS WHEREOF, the Company, and the Escrow Agent have executed this Escrow Agreement on the day and year first above-written.

/s/ Kara Kennedy

Kara Kennedy, Managing Member                                                                                                                     Date: November 4, 2010
ClearTrust, LLC

/s/ Joseph Wade Mezey
          Date: November 4, 2010
Joseph Wade Mezey, President
Avarus, Inc.

SCHEDULE A

SELLING STOCKHOLDER SIGNATURE PAGE

The undersigned Selling Stockholder of Avarus, Inc. (the “Company”), hereby agrees that if he or she decides to sell the shares of the Company pursuant to the Form S-1 Registration in compliance with Rule 419 of Regulation C promulgated pursuant to the Securities Act of 1933, as amended, he or she shall comply with the terms of the Escrow Agreement to which this Signature Page is attached.

Name of Selling Stockholder:	WTL Group, Inc.
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Wade Mezey, President

Name of Selling Stockholder:	Renard Properties, LLC.
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Paul Howarth, Managing Member

Name of Selling Stockholder:	Jeff Combs
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Jeff Combs

Name of Selling Stockholder:	Argentum Capital
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Joseph Wade Mezey, President

Name of Selling Stockholder:	International Monetary
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Blaine Riley, Managing Member

Name of Selling Stockholder:	Lori Livacich
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Lori Livacich

Name of Selling Stockholder:	Tom Olmstead
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Tom Olmstead

Name of Selling Stockholder:	Danielle D’Amico
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Danielle D’Amico

Name of Selling Stockholder:	Michael Vasquez
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Michael Vasquez

Name of Selling Stockholder:	Larry Vasquez
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Larry Vasquez

Name of Selling Stockholder:	John Howarth
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ John Hoawrth

Name of Selling Stockholder:	At Olmstead
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Art Olmstead

Name of Selling Stockholder:	William Waldrop
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ William Waldrop

Name of Selling Stockholder:	Sabastian Howarth
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Paul Howarth, as guardian

Name of Selling Stockholder:	Roxanne Clark
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Roxanne Clark

Name of Selling Stockholder:	Donald Collie
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Donald Collie

Name of Selling Stockholder:	Linda Collie
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Linda Collie

Name of Selling Stockholder:	Mark Howarth
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Mark Howarth

Name of Selling Stockholder:	Cindy Howarth
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Cindy Howarth

Name of Selling Stockholder:	Matt Billington
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Matt Billington

Name of Selling Stockholder:	Maria Olvera
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Maria Olvera

Name of Selling Stockholder:	Renegade Farms
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Tom Olmstead, Member

Name of Selling Stockholder:	Orla Brady
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Orla Brady

Name of Selling Stockholder:	Blain Riley
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Blaine Riley

Name of Selling Stockholder:	Vortex Tennis, LLC
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Wade Mezey, managing member

Name of Selling Stockholder:	Nate Steck
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Nate Steck

Name of Selling Stockholder:	Travis Cotsenmoyer
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Travis Costenmoyer

Name of Selling Stockholder:	Whitney Cotsenmoyer
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Whitney Costenmoyer

Name of Selling Stockholder:	Mogan Cotsenmoyer
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Morgan Costenmoyer

Name of Selling Stockholder:	Kerri Wagner
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Kerri Wagner

Name of Selling Stockholder:	William Mezey
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Wade Mezey, guardian

Name of Selling Stockholder:	Chris Simoneoux
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Chris Simoneoux

Name of Selling Stockholder:	Paul Hawthorne
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Paul Hawthorne

Name of Selling Stockholder:	Nicole D’Amico
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Nicole D’Amico

Name of Selling Stockholder:	Roxanne Chavez
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Roxanne Chavez

Name of Selling Stockholder:	Monique Knowlan
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Monique Knowlan

Name of Selling Stockholder:	Vincent French
Date of Selling Stockholder's Signature:	November 4, 2010
Selling Stockholder’s Signature:	/s/ Vincent French